UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2022

INNOVATIVE EYEWEAR, INC.

(Exact name of registrant as specified in charter)

Florida	001-41392	84-2794274
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11900 Biscayne Blvd., Suite 630 North Miami, Florida	33181
(Address of Principal Executive Offices)	(zip code)

(786) 785-5178

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUCY	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	LUCYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 17, 2022 (the “Closing Date”), Innovative Eyewear, Inc., a Florida corporation (the “Company”), completed its initial public offering of an aggregate of 980,000 units at a price to the public of $7.50 per unit (the “Offering”), each unit consisting of one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and two warrants (the “Warrants”), with each Warrant exercisable to acquire one share of common stock, pursuant to that certain underwriting agreement, dated as of August 14, 2022 (the “Underwriting Agreement”), between the Company and Maxim Group LLC, as representative (the “Representative”) of the several underwriters named in the Underwriting Agreement. In addition, pursuant to the Underwriting Agreement, the Company granted the Representative a 45-day option to purchase up to 147,000 additional shares of Common Stock, and/or up to 294,000 additional Warrants, to cover over-allotments in connection with the Offering, which the Representative partially exercised to purchase 294,000 Warrants on the Closing Date.

The Warrants have an initial exercise price of $7.50 per share, subject to customary adjustments, and will expire five years from the date of issuance. The Warrants are exercisable immediately following closing. Subject to certain exemptions outlined in the Warrant, for a period of two years from the date of issuance of the Warrant, if the Company shall sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock or Convertible Security (as defined in the Warrant), at an effective price per share less than the exercise price of the Warrant then in effect, the exercise price of the Warrant shall be reduced to equal the effective price per share in such dilutive issuance; provided, however, in no event shall the exercise price of the Warrant be reduced to an exercise price lower than $3.75 per share. On the ninety (90) day anniversary of the issuance date of the Warrants, the exercise price of the Warrants will adjust to be equal to the greater of $3.75 per share and 100% of the last volume weighted average price per share of common stock immediately preceding the 90th day following the issuance date of the Warrant, provided that such value is less than the exercise price in effect on that date. Subject to certain exceptions, for a period of two years from the date of issuance of the Warrant, a holder of at least 150,000 Warrants as of the time the Company engages in a Subsequent Placement (as defined in the Warrant) will be entitled to participate in such Subsequent Placement subject to the terms and conditions set forth in the Warrant.

In connection with the issuance of the Warrants, the Company entered into a Warrant Agency Agreement (the “Warrant Agency Agreement”), with VStock Transfer, LLC, as warrant agent.

The Common Stock and the Warrants were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-261616), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

On the Closing Date, the Company received gross proceeds of approximately $7.35 million, before deducting underwriting discounts and commissions of seven percent (7%) and non-accountable expenses of one percent (1%) of the gross proceeds and estimated Offering expenses. The Company intends to use the net proceeds from the Offering primarily for sales and marketing, expanding inventory, updating and producing in-store displays, developing new styles and sizes of smart eyewear, and for working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the underwriters for losses or damages arising out of or in connection with the offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.  In addition, pursuant to the terms of the Underwriting Agreement, certain existing stockholders and each of the Company’s directors and executive officers entered into “lock-up” agreements with the Representative that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 180 days following the Closing Date without the prior written consent of the Representative. The Company has also agreed that it will not issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 180 days following the Closing Date, other than certain exempt issuances.

In addition, pursuant the Underwriting Agreement, the Company granted Maxim a right of first refusal, for a period of eighteen (18) months from the Closing Date, to act as lead manager and bookrunner, or sole placement agent, at Maxim’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked and debt financings. We and Maxim agreed that the provisions of the preceding sentence shall not be applicable to financing provided by or solicited from any person or entity who is a holder of our debt or equity as of July 29, 2021.

Pursuant to the Underwriting Agreement, the Company also agreed to issue to the Representative warrants (the “Representative’s Warrants”) to purchase up to a total of 58,800 shares of Common Stock (6% of the shares of Common Stock sold in the Offering). The Representative’s Warrants are exercisable at $8.228 per share of Common Stock and have a term of five (5) years. The Representative’s Warrants are subject to a lock-up for 180 days from the commencement of sales in the Offering, including a mandatory lock-up period in accordance with FINRA Rule 5110(e), and will be non-exercisable for six (6) months after August 17, 2022.

The total expenses of the Offering are estimated to be approximately $742,898, which included the Representative’s expenses relating to the Offering.

The foregoing summary of the terms of the Underwriting Agreement, Warrant, Warrant Agency Agreement and the Representative’s Warrant are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement, form of Warrant, Warrant Agency Agreement and the Representative’s Warrant that are filed as exhibits to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Offering, the Common Stock and Warrants began trading on The Nasdaq Capital Market on August 15, 2022 under the symbols “LUCY” and “LUCYW,” respectively.

Item 8.01	Other Events.

The Company issued press releases announcing the pricing and closing of the Offering, which have been filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 14, 2022 by and between Innovative Eyewear, Inc. and Maxim Group LLC, as representative of the several underwriters

4.1	Representative’s Warrant dated August 17, 2022 issued to Maxim Group LLC.

4.2	Form of Warrant

10.1	Warrant Agency Agreement dated as of August 17, 2022 between Innovative Eyewear, Inc. and VStock Transfer LLC, including Form of Warrant.

99.1	Press Release dated August 14, 2022.

99.2	Press Release dated August 17, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2022	INNOVATIVE EYEWEAR, INC.

By:	/s/ Harrison Gross
Harrison Gross
Chief Executive Officer

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